EXHIBIT 99.1

Cabeltel
International Corporation








For Immediate Release                                Contact: Oscar Smith
                                                              Gene Bertcher
                                                              (972) 407-8400

                CABELTEL RECEIVES AMEX LETTER OF "IN COMPLIANCE"


March 25, 2008 - Dallas, Texas - CabelTel International Corporation (AMEX: GBR) received a letter from the Managing Director - Listing Qualifications of the American Stock Exchange ("AMEX") on March 20, 2008 which stated that the Company has resolved the continued listing deficiencies noted in an August 22, 2006 AMEX letter.

The Company has been working through a Plan of Compliance regarding a level of stockholder's equity and profitability consistent with the requirements of the AMEX Company Guide and continued listing requirements. The Company recently received AMEX approval of an additional listing application covering the issuance of 950,000 new shares of Common Stock which raised $2,850,000 in additional stockholder's equity and increased the issued and outstanding Common Stock to 1,969,939 shares.